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EXHIBIT 23.11

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form F-4 of Pemex Project Funding Master Trust of our report dated March 23, 2001 relating to the financial statements of P.M.I. Norteamérica, S.A. de C.V., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

PricewaterhouseCoopers
/s/ MANUEL GARCIA BRAÑA Manuel Garcia Braña
Mexico City, Mexico February 11, 2003

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  EXHIBIT 23.11
CONSENT OF INDEPENDENT ACCOUNTANTS